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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      February 5, 2001 (January 16, 2001)



                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)



          Colorado                        0-22619                 84-1202005
          --------                        -------                 ----------
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
       incorporation)                     Number)            Identification No.)

    360-22nd Street,  #210, Oakland,  California                     94612
    --------------------------------------------                   (Zip Code)
      (Address of principal executive offices)

                                 (510) 808-1300
                                -----------------
              (Registrant's telephone number, including area code)





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ITEM 5.    OTHER EVENTS

Authorization and Sale of Series CC Convertible Preferred Stock
On January 4, 2001, ValueStar Corporation (the "Company") designated and authorized 500,000 shares of Series CC Convertible Preferred Stock, par value $0.00025 ("Series CC Stock"). Between January 16 and February 2, 2001 the Company issued an aggregate of 83,150 shares of Series CC Convertible Preferred Stock at $45.00 per preferred share (each share of which is initially convertible into sixty shares of common stock) for gross proceeds of $3,741,750. These issuances were made in a private offering.

The Board of Directors authorized the sale of the Series CC Stock at $45.00 per share for cash, cancellation of debt, agreement to perform services or by cancellation in exchange of two shares of Series C Convertible Preferred Stock ("Series C Stock") and related warrants. Prior to any exchange the Company had 238,469 shares of outstanding Series C Stock (and related warrants on 1,192,345 common shares) eligible for exchange into approximately 119,235 shares of Series CC Stock and warrants as described below. Through February 2, 2001, the Company had exchanged 42,963 shares of Series C Stock for Series CC Stock of which 10,000 shares were entities affiliated with directors of the Company.

First Data Merchant Services Corporation (FDMS), a subsidiary of First Data Corporation ("FDC") made a strategic investment (44,445 shares of Series CC Stock) of $2 million consisting of $0.5 million in cash and $1.5 million in a binding and irrevocable agreement to provide services to the Company. The Company has two existing strategic agreements with subsidiaries of FDC providing for joint marketing of ValueStar's Customer-Rated program to merchants through participating FDC merchant bank relationships, marketing of cardholder benefits through participating FDC issuer bank clients and the development and operation of a system by FDC to process resulting transactions.

The Company entered into an Investment and Marketing Agreement with FDMS providing: (a) an option to FDMS or affiliates to purchase for cash up to $8 million of additional Series CC Stock and related warrants until March 31, 2001,
(b) certain marketing exclusivity wherein the Company will not sign certain marketing agreements with non-FDMS and affiliate customer banks for six months, and (c) so long as FDC owns 50% of the securities purchased, FDMS shall have the right to designate a nominee to be elected to the Company's board of directors. On January 26, 2001, Mr. Steven L. VanFleet, senior vice president Product Management and Marketing for FDC, was appointed as a director of the Company, a position vacated by Mr. Josh Felser who has resigned.

Entities affiliated with directors purchased 13,890 shares of Series CC Stock for cash of $625,000.

In connection with the sale and exchange of Series CC Stock, the Company issued to the holders warrants exercisable at $0.75 per share into 30 shares for each share of Series CC Stock ("Warrants"). These Warrants have a three year term and are callable by the Company after two years if the stock price exceeds $6.00 per share, subject to certain additional conditions.

The Series CC Stock has a cumulative dividend of $3.60 per share (8% per annum) payable when and if declared by the Board of Directors or upon liquidation or conversion.

The dollar amount of the Series CC Stock is convertible at the option of the holder into shares of common stock at an initial conversion price, negotiated with outside unaffiliated investors, of $0.75 per share and are automatically converted on the occurrence of the following events:


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1.       A Qualified  Liquidation Event - a qualifying public offering (proceeds of $15 million at a price of at least $5.00 per share and a valuation of at least $150 million) or qualified merger or sale (minimum proceeds of $100.00 to $150.00 per share of Series CC Stock);

2. A Qualified Liquidity Milestone - a qualifying stock market listing (Nasdaq National Market or New York Stock Exchange and minimum price and trading volume); or

3.       A vote of 66-2/3% of outstanding shares of Series CC Stock.

The Series CC Stock has a liquidation preference (after payment of the preferential amount for the Series A Stock) pari passu with Series B Stock but in preference to Series C Stock, of $45.00 per share of Series CC Stock plus an additional amount accruing at the rate of 8% per annum.

The Series CC Stock has antidilution rights for certain issuances below the conversion price. This sale is expected to trigger certain antidilution adjustments in the conversion prices of outstanding Series A and Series B Stock and any Series C Stock not exchanged for Series CC Stock.

The Series CC Stock has voting rights equal to the number of shares of common stock on an as-converted basis. In addition, as long as there are at least 100,000 shares of Series CC Stock issued and outstanding, the holders are entitled, voting as a separate class, to elect one member of the Company's board of directors.

In connection with the sale of Series CC Stock, the Company entered into a Registration Rights Agreement with the Series CC Stock investors. This agreement provides that the Company will use its best efforts to prepare and file a registration statement on Form S-3 (provided that at such time the Company is eligible to use S-3 and, if not, use its best efforts to prepare and file a registration statement on Form S-3 at such later date as the Company is so eligible).

The Company has also agreed no later than April 30, 2001 to adopt and approve amended and restated articles of incorporation to increase its authorized common stock from 50,000,000 to not more than 100,000,000 shares, file a proxy or information statement related thereto and submit for stockholder approval.

While the securities were sold by the Company without an underwriter or cash commission, the Company has agreed to issue to a financial advisor warrants to purchase 8% of the underlying shares of common stock at an exercise price of $0.75 per share with a five year term in connection with certain of the above issuances.

All of these securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Section 4(2) thereunder and/or Regulation D, Rule 506 and appropriate legends were placed on the Series C Stock and Warrants and will be placed on the shares of common stock issuable upon conversion unless registered under the Act prior to issuance.

The Company incurred cash costs estimated at $40,000 in connection with the offering.

The descriptions of these transactions are qualified in their entirety by the full text of the agreements attached as exhibits hereto.

Reference is also made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

3.6 Certificate of Designation of Series CC Convertible Preferred Stock filed with the Secretary of State of Colorado on January 5, 2001

4.29.3 Third Amendment and Waiver of Investor Rights Agreement between the Company and five institutional investors dated as of January 4, 2001

4.34.1 Form of First Amended Registration Rights Agreement dated as of January 4, 2001 between the Company and Series CC stock purchasers

4.36 Form of Series CC Preferred Stock and Warrant Purchase Agreement dated as of January 4, 2001 between the Company and Series CC stock purchasers

4.37 Form of three year Series CC Warrant exercisable at $0.75 per share between the Company and Series CC Stock purchasers

4.38 Investment and Marketing Agreement dated January 9, 2001 between the Company and First Data Merchant Services Corporation

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     VALUESTAR CORPORATION



Date: February 5, 2001                               By: /s/ JAMES A. BARNES
                                                         --------------------
                                                         James A. Barnes
                                                         Treasurer and Secretary


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